Exhibit 99.1

                                LETTER OF INTENT

                                     9/26/06

This Letter of Intent is intended to serve as an outline of the basic terms upon which Organetix, Inc., a Delaware corporation publicly trading on the OTC market will purchase, through a wholly owned subsidiary, 100% of the issued and outstanding shares of Volius, Inc. through a merger transaction (the "Merger") while simultaneously raising between $4 million and $6 million in equity capital (the "Financing"). This Letter of Intent should not be construed as a binding commitment. The terms and conditions set forth herein are based on preliminary and limited information provided by Volius, Inc and are subject to change pending the completion of due diligence process, the approval of the Board of Directors of both companies and the execution of definitive agreements.

Company:                Volius, Inc. ("Volius")

Acquirer:               Organetix ("OGTX" or the "Company"), a Delaware Corp.

Structure of
Acquisition

Reverse Merger          Tax-free reorganization under Internal Revenue Code
                        ss.368(a)(1)(A) by means of the merger of Volius into a company wholly owned by OGTX ("Merger Sub"). The transaction between Volius and OGTX shall sometimes be referred to hereafter as the "Merger."

Surviving Entity        Volius would be the surviving company of the merger with
                        and into the Merger Sub and would be maintained as a separate wholly-owned subsidiary of OGTX. OGTX would have no other business other than the business of Volius. OGTX's name would be changed to "Volius Group, Inc." if available and the Merger Sub to Volius, Inc.

Consideration           OGTX will buy 100% of the shares of Volius by issuing
                        that number of shares of OGTX equal to 50.5% or approximately 63,511,270 after taking into account the cancellation of 23,500,000 shares of outstanding OGTX commons stock which will occur within 30 days. After such cancellation OGTX shall have 62,882,447 shares outstanding on a fully diluted basis prior to the Merger. At the completion of the Financing (assuming
                        $4,000,000 was raised at $0.17 per share, described below), the former Volius shareholders would own 42.4% of the shares of OGTX, as a total of 149,893,717 shares would then be outstanding on a fully diluted basis.
                        However, the valuation of Volius, Inc. shares may be subject to change should material events occur within the business of Volius, Inc. at anytime prior to the signing of the definitive merger agreement.

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Structure and Terms
of Financing

Financing               A private placement of a minimum 80 and maximum 120
                        units (the "Units") at a purchase price of $50,000 per Unit (the "Purchase Price"). Each Unit consisting of between 294,118 and 166,666 shares of OGTX Common Stock depending on final pricing terms. Upon mutual agreement, the Company and Volius may agree to decrease the minimum number of Units and to increase the maximum number of Units. Fractional Units may be issued by OGTX.

Registration Rights
and Listing             Within 40 days from the closing of the minimum number of
                        Units and the Merger (the "Filing Date"), the Company shall file a Registration Statement on Form SB-2 (or any other applicable form used exclusively for this offering) covering the shares of Common Stock comprising the Units. The Company will use best efforts to have it declared effective (the "Effective Date") by the Securities Exchange Commission ("SEC") within 100 days following the Filing Date.

Investors               Select accredited and institutional investors (the
                        "Investors").

Documentation and
Process

Closing in Escrow       Within 180 days of this Letter of Intent, the parties
                        shall draft documents relating to the Financing including a Subscription Agreement incorporating the terms of the Financing set forth above and an escrow agreement with a mutually agreed escrow agent (the
                        "Financing Escrow Agent"). The Financing Escrow Agent shall act as escrow agent in connection with the Financing (the "Financing Escrow"), receiving the proceeds from the Investors and holding the related
                        Financing documents (the "Financing Documents").

                        Within 180 days of this Letter of Intent, the Company, the Merger Sub and Volius shall negotiate and execute a definitive merger agreement and related documents and certificates (the "Merger Documents"), which shall provide, as a condition of closing of the Merger, that the Financing Escrow Agent has received from Investors a minimum of $4 million of the Financing.

                        The Financing Escrow shall be broken and the Merger closed (the "Closing Date") upon:

                        (i) the Financing Escrow Agent's certification, made by March 31, 2007, to the Company and Volius that the Financing Escrow Agent has received executed subscription agreements and funds for a minimum of $4 million of the Financing (subject to the parties right to lower the minimum as described above).

                        (ii) respective counsel to the parties hereto certify to the Financing Escrow Agent that all of the conditions to the Merger have been satisfied.

                        If the Financing Escrow Agent fails to deliver such certification by March 31, 2007 (the "Termination Date"), and the Company and OGTX have not agreed to extend such date, then the Merger Agreement shall be null and void. Respective counsel to the parties hereto shall return all escrowed securities to the respective owners thereof and do such other things as required under the Merger Agreement. The Financing Escrow Agent shall return any funds held in escrow to the respective Investors and do such other things as required under the Financing Escrow Agreement.

                        If deemed necessary by the parties hereto, the parties shall prepare, as soon as reasonably possible, a Confidential Private Placement ("CPP") disclosure document (presenting the Company as if the Merger had already taken place and disclosing the merger and escrow agreements) to allow the Company and its placement agents to commence and timely close the Financing. However, the CPP delivery date may be extended upon the mutual agreement in writing of the parties hereto

Terms and Provisions    The Merger and Financing Documents shall include normal
                        provisions including, without limitation, representations, warranties, covenants, agreements and remedies as are appropriate to preserve and protect the economic benefits intended to be conveyed to and from the Company, Merger Sub, Volius and the Investors pursuant hereto.

Volius' Termination
Rights Until such time that a definitive merger agreement is entered into by both parties, Volius has the right to terminate this Letter of Intent at any time with or without cause.

Audit Each party shall commence an audit as soon as possible and otherwise take such action as may be necessary to allow the parties to file a Registration Statement with the Securities and Exchange Commission as soon as possible after the Closing.

Audit and Legal Fee:    Each party shall be liable for their legal and
                        accounting fees.

Advisors For a term expiring December 31, 2007, the Company has engaged the services of Lusierna Management Ltd., and others (collectively, the "Agents") under which in addition to shares of OGTX issued in connection with structuring the reverse merger (included in the 62,882,447 shares total outstanding prior to the issuance of Volius shares), the Agents shall be paid a mutually agreeable fee.

Disclosure of Letter
of Intent:              Within four days of execution of this Letter of Intent,
                        OGTX shall file with the United States Securities and Exchange Commission a current report on Form 8-K as well as a press release in form and substance acceptable to both parties.

Applicable Law          This Letter of Intent shall be governed by and construed
                        and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

Contacts                Dr. David F. Hostelley
                        Chief Executive Officer
                        Organetix, Inc.
                        9974 Huntington Park Drive
                        Strongsville, Ohio 44136
                        Tel. 440-238-8316
                        Fax. 440-238-8346

                        Stanislav Chernikov
                        Chief Executive Officer
                        Volius Inc.
                        Synergy Center - Suite 7
                        4200 W. Jemes Road
                        Los Alamos, NM 87544
                        Tel. 505-663-5359
                        Fax.505-663-5356

To confirm your agreement with these basic terms, please fax an executed copy of this Letter of Intent to our office

Organetix, Inc.

By:    /s/ Dr. David F. Hostelley               Date: September 26, 2006
       --------------------------
Name:  Dr. David F. Hostelley
Title: Chief Executive Officer


Volius, Inc.

By:    /s/ Stanislav Chernikov                  Date: September 26, 2006
       -----------------------
Name:  Stanislav Chernikov
Title: Chief Executive Officer